Exhibit 3.27
CERTIFICATE OF INCORPORATION
OF
CST SHAMROCK STATIONS, INC.
The undersigned, for the purpose of incorporating and organizing a company under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

1.	The name of the company (the "Company") is CST Shamrock Stations, Inc.

2.
The address of the Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Company's registered agent at such address is The Corporation Trust Company.

3.	The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the GCL.

4.	The total number of shares of capital stock which the Company shall have authority to issue is 1,000 shares of Common Stock, $.01 par value per share.

5.	The name and mailing address of the incorporator is John V. Cottle, 9830 Colonnade Boulevard, San Antonio, TX 78230.

6.
The names and mailing addresses of the persons who are to serve as Directors of the Company until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

Name	Mailing Address
Gary E. Johnson	9830 Colonnade Boulevard San Antonio, TX 78230
William R. Klesse	9830 Colonnade Boulevard San Antonio, TX 78230
Jerry D. King	9830 Colonnade Boulevard San Antonio, TX 78230

7.	The Board of Directors of the Company shall have power to adopt, alter, amend or repeal By-Laws of the Company.

8.
The Company reserves the right at any time and from time to time to alter, amend or repeal any provision contained in this Certificate, and other provisions authorized by the laws of the GCL at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the rights hereby reserved.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 6th day of May, 1987.
/s/ John V. Cottle
John V. Cottle

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